Exhibit 23.1
COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-127778, No. 333-108561, No. 333-44437 and No. 333-15929) of our report dated August 3, 2006, with respect to the consolidated financial statements of Comprehensive Care Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended May 31, 2006.
/s/ Kirkland, Russ, Murphy & Tapp P.A.
Clearwater, Florida
August 3, 2006

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